THIS NOTE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH NOTE, OR BORROWER RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

STATIONDIGITAL CORPORATION
12% SENIOR SECURED CONVERTIBLE NOTE
 DUE MARCH __, 2015

[$2,000,000.00]                                                                      St. Louis, MO    Original Issue Date: June __, 2014
THIS 12% SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 12% Senior Secured Convertible Notes of STATIONDIGITAL CORPORATION, a Nevada corporation (the "Borrower"), having its principal place of business at 5700 Oakland Avenue, #200, St. Louis, MO 63110, designated as its 12% Senior Secured Convertible Notes due March __, 2015 (this the "Note" and, collectively with the other Notes of such series, the "Notes").
 FOR VALUE RECEIVED, the Borrower, unconditionally promises to pay to the order of _______________ or its/his/her assigns ("Holder"), in the manner and at the place hereinafter provided, the principal amount of __________________ and No/100ths Dollars ($_____________.00) on March __, 2015.  Borrower also promises to pay to Holder, on the Maturity Date together with the principal amount referenced above interest on the outstanding principal balance of this Note at the rate of twelve percent (12%) per annum, pro-rated for the number of days that the Note is outstanding until the Maturity Date on the basis of a 365-day year (the "Interest").   From and after an Event of Default (as defined in Section 4 below) interest on the outstanding principal balance under this Note together with accrued and unpaid Interest thereon shall bear interest at a rate equal to the lesser of 20% per annum or the maximum rate permitted by applicable law ("Default Rate") which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.
1.            Payments.  All payments of principal and Interest, in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Holder located at _____________________, or at such other place as Holder may direct.  If any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day.

2.            Optional Pre-payments.  Borrower shall not have the right to prepay the principal amount of this Note without the consent of the Holder.
3.            Conversion.
(a)    Voluntary Conversion by the Holder.  This Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time at the Conversion Price (defined in Section 3(b) below).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a "Notice of Conversion"), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date").  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.
(b)    Conversion Price. The number of shares of Common Stock issuable upon conversion (the "Conversion Shares") shall be determined based upon the greater of (a) 70% of the per share price of Common Stock or Common Stock Equivalents in a Subsequent Financing where net proceeds to the Company after any placement agent fees exceeds $6.0 million, and (b) $0.50 per share (the "Conversion Price").
(c)    Mechanics of Conversion.
i.            Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note together with accrued and unpaid Interest thereon to be converted by (y) the Conversion Price.
ii.            Delivery of Certificate Upon Conversion. Not later than ten (10) Business Days after the Conversion Date (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of this Note.

iii.            Obligation Absolute. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.
iv.            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
v.            Transfer Taxes.  The issuance of certificates for shares of Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
4.            Events of Default.  The occurrence of any of the following events shall constitute an "Event of Default":
(a)    failure of Borrower to pay the principal and Interest, if any, within ten (10) days after the date due under this Note (provided that the Holder had provided written notice to the Borrower in the event of any such failure); or
(b)    any representation or warranty made by Borrower to Holder in connection with this Note shall prove to have been false in any material respect when made; or
(c)    (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of his property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of his property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower, and, in the case of any event described in this clause (ii), such event shall have continued for thirty (30) days unless dismissed, bonded or discharged; or

(d)    an order for relief shall be entered with respect to Borrower, or Borrower shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of his property; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or fail, or shall admit in writing his inability, to pay his debts as such debts become due; or
(e)     the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in Section 4 (f) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 10 Trading Days after the Company has become or should have become aware of such failure; or
(f)    the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or
5.            Remedies.  If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the amount due under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

6.            Definitions.  Terms appearing in initial capital form and not otherwise defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement dated as of the date hereof by and between the Holder and the Borrower and to which this Note is attached as Exhibit A thereto (the "Securities Purchase Agreement").
7.            Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the Original Issue Date) to, directly or indirectly:
(a)    other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;
(b)    other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;
(c)    amend its organizational document in any manner that materially and adversely affects any rights of the Holder;
(d)    repay, repurchase or offer to repay, repurchase or otherwise acquire more than a deminimis number of shares of its Common Stock other than as to repurchases of Common Stock of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $10,000 for all officers and directors during the term of this Note;
(e)    repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date or are extended after the Original Issue Date to permit later payment;
(f)    pay cash dividends or distributions on any equity securities of the Company;
(g)    enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested members of the Board of Directors (even if less than a quorum otherwise required for board approval); or

(h)    the Company shall fail for any reason to deliver certificates to a Holder prior to the tenth Business Day after a Conversion Date pursuant to Section 3(c)(ii) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any Notes in accordance with the terms hereof.
8.            Miscellaneous.
(a)    All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Borrower, at its address specified opposite its signature below; and if to Holder, at ________________________; or in each case at such other address as shall be designated by Holder or Borrower.  All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax.  Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.
(b)    No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Borrower and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.
(c)    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
(d)            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY AND STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE.  Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address set forth below its signature hereto, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Borrower in the courts of any other jurisdiction.

(e)            BORROWER AND, BY HIS ACCEPTANCE OF THIS NOTE, LENDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Borrower and, by their acceptance of this Note, Holder and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE.  In the event of litigation, this provision may be filed as a written consent to a trial by the court.
(f)            Borrower hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.
(g)            Borrower waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note.
9.            Set-off.  In addition to all liens upon rights of set-off against moneys, securities or other property of the Borrower given to Holder by law or equity, Holder shall have a lien upon and right of set-off against all moneys, securities, and other property of Borrower now or hereafter in the possession of Holder for any reason.  Every such lien and right of set-off may be exercised by Holder after the occurrence of an Event of Default without notice to the Borrower.
10.            Expenses.  Borrower shall pay all of Holder's expenses, including Holder's reasonable attorney's fees, incurred in connection with enforcement of Holder's rights hereunder.
11.            Secured Obligation. This Note is secured by a Security Agreement dated June __, 2014 by and between the Borrower and Steel Pier Capital Advisors, LLC in its capacity as collateral agent on behalf of the several Holders.
12.            Indemnification of Holder.   Subject to the provisions of this Section 12, the Borrower will indemnify and hold the Holder harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that Holder may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Note.  If any action shall be brought against Holder in respect of which indemnity may be sought pursuant to this Note, Holder shall promptly notify the Borrower in writing, and the Borrower shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder. Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Holder except to the extent that (i) the employment thereof has been specifically authorized by the Borrower in writing, (ii) the Borrower has failed after a reasonable period of time (not less than 30 days) to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Borrower and the position of Holder, in which case the Borrower shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all of the Holder.  The Borrower will not be liable to Holder under this Note for any settlement by Holder effected without the Borrower's prior written consent, which shall not be unreasonably withheld or delayed.
[Signature Page to12% Senior Secured Convertible Note Follows]
12.

[Signature Page to12% Senior Secured Convertible Note]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first above written.

STATIONDIGITAL CORPORATION

By:__________________________
Name: Louis R. Rossi
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Senior Secured Convertible Notes due March __, 2015 of Stationdigital Corporation, a Nevada corporation (the "Company"), into Common Stock, as of the date written below.  If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock: